UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2008

ADVANCE DISPLAY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-15224	84-0969445
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7334 So. Alton Way, Suite F, Centennial, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303)267-0111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On February 25, 2008, Advance Display Technologies, Inc. (the “Company”) entered into a Subscription Agreement with Mr. Lawrence F. DeGeorge, a director of the Company.  Pursuant to the Subscription Agreement, Mr. DeGeorge has agreed to purchase 27,273 shares of the Company’s Series G Preferred Stock (“Shares”) at a price of $110 per share, for a total purchase price of $3,000,030.  In addition, Mr. DeGeorge has agreed to purchase up to an additional 9,091 Shares at the same price, upon the Company’s request, at any time during the next twelve months.

The Shares have not been registered under the Securities Act of 1933, and the Agreement does not require the Company to file a registration statement for the shares sold.  While the Shares are by their terms convertible into shares of the Company’s Common Stock at a rate of 1000 shares of Common Stock for every Share of Series G Preferred Stock, because the Company does not have authorized but unissued shares of Common Stock available for such conversion, the Company has agreed to ask the Company’s shareholders for approval of an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 175,000,000 to 250,000,000 and to reserve a portion of the additional authorized shares for issuance upon conversion of the Shares.  The Shares were offered and sold in a private placement transaction exempt from registration under Sections 4(2) and 4(6) of the Securities Act of 1933 and Regulation D promulgated thereunder, as an offering made exclusively to “accredited investors”, as defined in Section 2(15) and Rule 501 of Regulation D.

Item 3.02            Unregistered Sales of Equity Securities

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 3.02.

Item 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 25, 2008, the Board of Directors of the Company authorized an increase in the number of authorized shares of Series G Preferred from 54,180 to 100,000.  An Amended and Restated Certificate of Designation of the Series G Preferred was filed with the Secretary of State of the State of Colorado on February 27, 2008.

Item 8.01    Other Events

On February 27, 2008, the Company issued two press releases announcing the launch of its proprietary outdoor flexible digital display product, SkyNet™, the planned commencement of manufacturing operations, the hiring of sales personnel and financing of the foregoing by the Subscription Agreement described in Item 1.01.  Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2.

Item 9.01    Financial Statements And Exhibits

(d)  Exhibits.

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Designation of the Series G Preferred Stock of Advance Display Technologies, Inc.

4.1	Subscription Agreement between the Company and Mr. Lawrence F. DeGeorge dated February 25, 2008.

99.1	Press Release dated February 27, 2008 announcing financing for manufacture of SkyNet™

99.2	Press Release dated February 27, 2008 announcing product launch of SkyNet™

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE DISPLAY TECHNOLOGIES, INC.
(Registrant)

Date: February 27, 2008	By:	/s/ Matthew W. Shankle
Matthew W. Shankle, President

Exhibit Index

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Designation of the Series G Preferred Stock of Advance Display Technologies, Inc.

4.1	Subscription Agreement between the Company and Mr. Lawrence F. DeGeorge dated February 25, 2008.

99.1	Press Release dated February 27, 2008 announcing financing for manufacture of SkyNet™

99.2	Press Release dated February 27, 2008 announcing product launch of SkyNet™